AMENDMENT 1

This Amendment, effective August 15, 2016, is attached to and made part of the SOURCE CODE LICENSE AGREEMENT ("Agreement") between REVENUV LLC ("REVENUE") and BAYTEX CREDIT CORP ("Licensee") effective December 15, 2015, collectively referred to herein as "Parties".

WHEREAS, Licensee has approached REVENUE with a need to amend the Agreement by modifying the amount of Promissory Note owed to REVENUE in order to meet the objectives of the Agreement; and

WHEREAS, REVENUE has agreed to make the requested amendment, bot Parties hereby agree to modify the Agreement as follows:

1. Exhibit A will be replaced in total with the following:

"License Fee: Licensee will pay REVENUE a total sum of one hundred thousand dollars ($100,000.00) and three hundred thousand shares of common stock in BAYTEX CREDIT CORP. Both Parties agree that Licensee will provide a Promissory Note (Note) to REVENUE for the total sum due under terms to be specified in that Note. The Note will be attached to and made part of this Agreement. Further, both Parties agree that the stock in BAYTEX CREDIT CORP will be issued effective this date to REVENUE LLC with all rights and privileges associated therein."

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first set forth above.

REVENUE:

REVENUE LLC.

By [signature]
Name: Devlin W McGill
Title President

Licensee:

BAYTEX CREDIT CORP

By W V Walker
Name: WV WALKER
Title CHAIRMAN

PROMISSORY NOTE

$100,000.00 Houston, Texas August 15, 2016

FOR VALUE RECEIVED, without grace, in the manner, on the dates, and in the amounts stipulated, the undersigned,

BAYTEX CRDIT CORP ("Maker")

PROMISES TO PAY TO THE ORDER OF

REVENUE LLC ("Payee")

at Houston, Texas, the sum of One Hundred Thousand Dollars ($100,000.00) in lawful money of the United States of America payable as stipulated.

This note is payable out of the proceeds received by Maker from the sale or transfer of any shares or assets of Baytex Credit Corp for which Maker as the controlling shareholder receives any payment or consideration. This note is due when Maker receives the payment from the sale or transfer of shares or assets of Baytex Credit Corp. or August 15, 2017, whichever may be sooner.

It is agreed that time is of the essence of this agreement, and that in the event of default in the payment of principal when due, the holder of this note may declare the entirety of the note immediately due and payable without notice, and failure to exercise this option shall not constitute a waiver on the part of the holder of the right to exercise it at any other time.

The undersigned hereby agrees to pay all expenses incurred, including an additional 10% on the amount of principal and interest due as attorney's fees, all of which shall become a part of the principal, if this note is placed in the hands of an attorney for collection, or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

Each maker, surety and endorser waives demand, grace, notice, presentment for payment, and protest and agrees and consents that this note may be renewed by Payee, and the time of payment extended without notice by Payee, and without releasing any party.

BayTex Credit Corp, Maker